Exhibit 1

                              AMENDED AND RESTATED
                          JOINT INSURED BOND AGREEMENT


     THIS AGREEMENT, dated as of the 12th day of January, 2007, by and between the undersigned parties (which entities, together with any and all other entities hereafter included as named insureds under the Fidelity Bond (as hereafter defined) are collectively referred to as the "Parties" and singularly as a "Party").

                                   WITNESSETH:

     WHEREAS, in accordance with subsection (f) of Rule 17g-1 of the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), The Phoenix Edge Series Fund, Phoenix Adviser Trust, Phoenix-Engemann Funds, Phoenix Equity Series Fund, Phoenix Equity Trust, Phoenix CA Tax-Exempt Bond Fund, Phoenix Institutional Mutual Funds, Phoenix Investment Series Fund, Phoenix Investment Trust 97, Phoenix-Kayne Funds, Phoenix Multi-Portfolio Fund, Phoenix Multi-Series Trust, Phoenix PHOLIOs(SM), Phoenix Portfolios, Phoenix-Seneca Funds, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, DNP Select Income Fund Inc., DTF Tax-Free Income Inc., Duff & Phelps Utility and Corporate Bond Trust Inc., The Zweig Fund, Inc., The Zweig Total Return Fund, Inc., Phoenix Equity Planning Corporation, Phoenix Investment Partners, Ltd., Phoenix Investment Counsel, Inc., Duff & Phelps Investment Management Co., Engemann Asset Management, Pasadena Capital Corporation, Seneca Capital Management, LLC, Phoenix Variable Advisors, Inc., PXP Institutional Markets Group, Ltd., Phoenix/Zweig Advisors LLC, Walnut Asset Management, LLC, Rutherford Financial Corporation, Rutherford Brown & Catherwood LLC, and Kayne Anderson Rudnick Investment Management LLC, entered into a certain Amended and Restated Joint Insured Bond Agreement dated August 31, 2005 (the "Agreement");

     WHEREAS, the Parties are each named as insureds under that certain joint insured bond issued by ACE USA, of New York, NY, and the Hartford Insurance Group, bearing policy numbers DONG21648425005 and FI 0237719 (which fidelity bond, together with all endorsements and riders now or hereafter issued with respect thereto and any and all renewals thereof as well as any and all substitutions or replacements thereof shall hereinafter be referred to as the "Fidelity Bond"); and

     WHEREAS, the Parties mutually desire to renew and continue the Agreement in accordance with the provisions herein below contained and to add as signatories those insureds added to the Fidelity Bond pursuant to Paragraph 3 since execution of the Agreement.

     NOW, THEREFORE, the Agreement is renewed and continued with the provisions set forth below, to wit:

     1. Notwithstanding anything possibly to the contrary, the Parties mutually agree that in the event recovery is received under the Fidelity Bond as a result of a loss sustained by a registered investment company constituting a Party and one or more other insureds under the Fidelity Bond, each such Party which is a registered investment company shall receive an equitable and proportionate share of such

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
                                                                       Exhibit 1


          recovery, but in no event shall such recovery be less than the amount that such affected Party would have received had it provided and maintained a single insured bond with the minimum coverage required by subsection (d)(1) of Rule 17g-1.

     2. This instrument is executed on behalf of the trustees of each of the Parties which is a trust by the trustees thereof in their capacity as such, and not individually, and the obligations of, or arising out of this instrument, are not binding upon any of such trustees or shareholder individually but are binding only upon the assets and property of said trusts.

     3. This Agreement shall be binding upon and inure to the benefit of the Parties and any and all series or portfolios thereof, as well as any and all subsidiaries, affiliates, successors and assigns of the foregoing. This Agreement shall be deemed to be automatically amended so as to include or delete Parties contemporaneously with any amendments to the Fidelity Bond including or deleting named insureds.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

PHOENIX ADVISER TRUST
PHOENIX ASSET TRUST
PHOENIX CA TAX-EXEMPT BOND FUND
PHOENIX EQUITY SERIES FUND
PHOENIX EQUITY TRUST
PHOENIX INSIGHT FUNDS TRUST
PHOENIX INSTITUTIONAL MUTUAL FUNDS
PHOENIX INVESTMENT SERIES FUND
PHOENIX INVESTMENT TRUST 06
PHOENIX INVESTMENT TRUST 97
PHOENIX MULTI-PORTFOLIO FUND
PHOENIX MULTI-SERIES TRUST
PHOENIX OPPORTUNITIES TRUST
PHOENIX PHOLIOS(SM)
PHOENIX PORTFOLIOS
PHOENIX SERIES FUND
PHOENIX STRATEGIC EQUITY SERIES FUNd



By: /s/ Kevin J. Carr
    ------------------------------
Name:   Kevin J. Carr
Title:  Vice President, Chief Legal Officer, Counsel and Secretary

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
                                                                       Exhibit 1


DNP SELECT INCOME FUND INC.
DTF TAX-FREE INCOME INC.
DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.


By: /s/ Nathan I. Partain
    ------------------------------
Name:   Nathan I. Partain
Title:  President


THE PHOENIX EDGE SERIES FUND



By: /s/ Kathleen A. McGah
    ------------------------------
Name:   Kathleen A. McGah
Title:  Vice President, Chief Legal Officer, Counsel and Secretary


THE ZWEIG FUND, INC.
THE ZWEIG TOTAL RETURN FUND, INC.



By: /s/ Carlton Neel
    ------------------------------
Name:   Carlton Neel
Title:  Executive Vice President


KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT LLC



By: /s/ Nancy J. Engberg
    ------------------------------
Name:   Nancy J. Engberg
Title:  Secretary and Counsel


PHOENIX INVESTMENT COUNSEL, INC.



By:  /s/ John H. Beers
    ------------------------------
Name:    John H. Beers
Title:   Vice President and Clerk

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

                                                                       Exhibit 1

DUFF & PHELPS INVESTMENT MANAGEMENT COMPANY
ENGEMANN ASSET MANAGEMENT
EUCLID ADVISERS LLC
PASADENA CAPITAL CORPORATION
PHOENIX EQUITY PLANNING CORPORATION
PHOENIX INVESTMENT PARTNERS, LTD.
PHOENIX VARIABLE ADVISORS, INC.
PHOENIX/ZWEIG ADVISERS LLC
PXP INSTITUTIONAL MARKETS GROUP, LTD.
RUTHERFORD BROWN & CATHERWOOD, LLC
RUTHERFORD FINANCIAL CORPORATION
SENECA CAPITAL MANAGEMENT LLC
WALNUT ASSET MANAGEMENT, LLC



By: /s/ John H. Beers
    ------------------------------
Name:   John H. Beers
Title:  Vice President and Secretary









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